GTJ CO., INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

                          INDEX TO FINANCIAL STATEMENTS




                                                                     Page Number
                                                                     -----------

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                  F-1

 CONSOLIDATED BALANCE SHEETS AT DECEMBER 31, 2006 AND 2005                F-2

 CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER
 31, 2006, 2005, AND 2004                                                 F-3

 CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY FOR THE
 YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004                            F-4

 CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER
 31, 2006, 2005, AND 2004                                                 F-5

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                               F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders of GTJ Co., Inc. and Subsidiaries

     We have audited the accompanying consolidated balance sheets of GTJ Co., Inc. and Subsidiaries (the "Company") as of December 31, 2006 and 2005 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GTJ Co., Inc. and Subsidiaries as of December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.



Weiser LLP
New York, New York
November 6, 2007


                          GTJ CO, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                          December 31,
                                                                 --------------------------------
                                                                      2006             2005
                                                                 --------------    --------------
                             ASSETS

Current assets:
   Cash and cash equivalents                                     $    2,807,468   $    3,130,429

   Accounts receivable, net of retainage, less allowance for
   doubtful accounts of $15,000 at December 31, 2006 and 2005         6,519,370        4,438,789
   Assets of discontinued operation                                     495,954          580,917
   Note receivable                                                       40,395          441,732
   Available for sale securities, current portion                            --          445,056
   Due from affiliates                                                1,782,593        2,889,645
   Prepaid expenses and other current assets                          1,006,841        2,109,169

   Deferred tax asset, net                                                    -          642,000
                                                                  -------------    --------------

     Total current assets                                            12,652,621       14,677,737
Property and equipment, net                                           7,303,866        5,958,817


Assets from discontinued operation                                      283,556          371,443

Restricted cash                                                       3,312,660        4,078,396

Retainage receivable                                                          --          387,288

Available for sale securities, less current portion                     761,873          302,471
Deposits                                                                452,391          510,886


Goodwill                                                              4,190,483        4,190,483
                                                                  -------------    --------------
     Total assets                                                $   28,957,450   $   30,477,521
                                                                 ===============  ===============


              LIABILITIES AND SHAREHOLDERS' EQUITY


Current liabilities:
   Line of credit                                                $      420,300   $      200,000

   Notes payable-bank, current portion                                1,666,201        1,666,201

   Accounts payable                                                   1,712,067        1,053,362

   Accrued expenses                                                   2,010,370          642,446
   Liabilities of discontinued operation                                858,140           32,853
   Deposit liability                                                     45,711          125,348
   Due to affiliates                                                 11,291,479       12,351,274
   Deferred tax liabilities, net                                         23,000               --
   Other current liabilities                                            900,045          421,907
                                                                  -------------    --------------
     Total current liabilities                                       18,927,313       16,493,391
                                                                  -------------    --------------


Unpaid losses and loss adjustment expenses                            4,525,309        4,895,087

Deferred tax liabilities, net                                           697,000          725,000

Liabilities of discontinued operation                                    94,250          619,719

Other liabilities                                                       189,150        1,315,311
                                                                 ---------------  ---------------
     Total liabilities                                               24,433,022       24,048,508
                                                                  -------------    --------------
Commitments and contingencies
Shareholders' equity:
   Common stock, no par value; 200 shares authorized, issued and
   outstanding, in 2006 and 2005, respectively                        1,000,000        1,000,000

Additional paid-in-capital                                              997,961          997,961

Retained earnings                                                     2,528,250        4,438,549

Accumulated other comprehensive loss                                    (1,783)          (7,497)
                                                                 ---------------  ---------------
   Total shareholders' equity                                         4,524,428        6,429,013
                                                                 ---------------  ---------------
   Total liabilities and shareholders' equity                    $   28,957,450   $  $30,477,521
                                                                 ===============  ===============


The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the consolidated financial statements.


                         GTJ CO., INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            Years Ended December 31,
                                                  ----------------------------------------------
                                                       2006           2005              2004
                                                  --------------    ------------    ------------

Operating revenue                                  $  35,010,865   $  29,496,053   $ 27,389,249
                                                  --------------    ------------    ------------
Operating and maintenance expenses
   Equipment maintenance and garage expenses           4,181,332       3,207,224      3,181,049
   Transportation expenses                             8,093,480       6,174,946      5,530,292
   Contract maintenance and station expenses           9,226,684       7,199,675      6,669,902
   Insurance and safety expenses                       3,372,598       3,065,220      1,072,939
   Administrative and general expenses                 8,020,971       5,718,506      6,443,391
   Depreciation and amortization expense                 576,797         467,799        529,735
   Operating and highway taxes                         1,944,475       1,443,422      1,438,431
   Other operating expenses                              682,126         457,353        383,843
                                                  --------------    ------------    ------------
Total operating and maintenance expenses             36,098,463       27,734,145     25,249,582
                                                  --------------    ------------    ------------
(Loss) income from operations                        (1,087,598)       1,761,908      2,139,667
                                                  --------------    ------------    ------------
Other income (expense):
Service fees from affiliated entities, net of
related expenses                                         612,477       2,311,836      1,095,579

Interest income                                          232,885         135,935        177,259

Interest expense                                       (243,608)        (144,587)      (153,780)

Change in insurance reserves                           (551,237)      (1,077,488)    (1,298,719)

Ceding commission                                             --         (68,241)      (364,365)

Other nonoperating expense (income)                     (83,547)          (2,815)      (275,311)
                                                  --------------    ------------    ------------

                                                        (33,030)       1,154,640       (819,337)
                                                  --------------    ------------    ------------
(Loss) Income from continuing operations before      (1,120,628)       2,916,548      1,320,330
income taxes

Provision for income taxes                               729,090         488,320        267,635
                                                  --------------    ------------    ------------
(Loss) income from continuing operations             (1,849,718)       2,428,228      1,052,695

(Loss) income from discontinued operation, net of
taxes                                                   (60,581)         159,733       (325,563)
                                                  --------------    ------------    ------------
Net  (loss) income                                 $ (1,910,299)   $   2,587,961   $    727,132
                                                  ==============    ============    ============


(Loss) income per common shares--basic and diluted:

Income from continuing operations                  $  (9,248.59)   $   12,141.14   $   5,263.48
                                                  ==============    ============    ============
(Loss) income from operations of discontinued
operation, net of taxes                            $    (302.91)   $      798.67   $  (1,627.82)
                                                  ==============    ============    ============
Net (loss) income                                  $   (9,551.50)  $   12,939.81   $   3,635.66
                                                  ==============    ============    ============
Weighted/average common shares outstanding--basic
and diluted                                                200.0           200.0          200.0
                                                  ==============    ============    ============

The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the consolidated financial statements.


                         GTJ CO., INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                     Common Stock
                                                                                                  Accumulated
                                                                 Additional                          Other              Total
                             Outstanding                          Paid-in         Retained      Comprehensive      Shareholders'
                                Shares           Amount           Capital         Earnings      (Loss) Income          Equity
                             -------------    -------------    ------------     -----------    ------------       -------------
Balance at December 31,
2003                                  200      $ 1,000,000     $   997,961      $   946,153    $   196,812          $ 3,140,926

       Comprehensive
      income:
         Net income                     --              --              --          727,132               --            727,132
         Adjustment to
         retained earnings              --              --              --          177,303               --            177,303
         Unrealized loss
         on
         available-for-sale
         securities                     --              --              --               --       (177,303)            (177,303)

Total comprehensive income              --              --              --               --               --            727,132
                             -------------    -------------    ------------    -------------    ------------       -------------
Balance at December 31,
2004                                  200        1,000,000         997,961        1,850,588          19,509           3,868,058

       Comprehensive
      income:
         Net income                     --              --              --        2,587,961               --           2,587,961
         Unrealized loss
         on
         available-for-sale
         securities                     --              --              --                --        (27,006)            (27,006)
                                                                                                                  -------------
Total comprehensive income              --              --              --                --             --           2,560,955
                             -------------    -------------    ------------    -------------    ------------      --------------
Balance at December 31,
2005                                  200        1,000,000         997,961        4,438,549         (7,497)           6,429,013

       Comprehensive loss:
         Net loss                       --              --              --       (1,910,299)            --           (1,910,299)
         Unrealized gain
         on
         available-for-sale
         securities                     --              --              --                --          5,714               5,714
                                                                                                                   -------------
Total comprehensive loss                --              --              --                --             --          (1,904,585)
                             -------------    -------------    ------------    -------------    ------------       -------------
Balance at December 31,
2006                                  200      $ 1,000,000     $   997,961      $ 2,528,250          (1,783)        $ 4,524,428
                             =============    =============    ============    =============    ============       =============

The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the consolidated financial statements.

                         GTJ CO., INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             Year Ended December 31,


                                            -------------------------------------------------------
OPERATING ACTIVITIES:                             2006              2005              2004
                                            -------------------------------------------------------
Net Income (loss)                           $     (1,910,299) $      2,587,961  $        727,132
(Loss) income from operations                        (60,581)          159,733          (325,563)
                                            -------------------------------------------------------


Income (loss) from continuing operations          (1,849,718)        2,428,228         1,052,695
Adjustments to reconcile net (loss) income
to net cash provided by (used in)
operating activities:
   Provisions for deferred taxes                      544,000          (33,000)         (285,000)
   Loss (gain) on disposal of equipment                32,312           (6,170)           62,286
   Change in insurance reserves                     (369,778)       (1,158,386)         (103,139)
   Depreciation and amortization                      576,797          465,342           449,492
   Other                                               (8,632)               -                 -

Changes in operating assets and liabilities:
   Accounts receivable                            (2,080,581)         (516,709)         (753,179)
   Due from/to  affiliates                            201,855       (1,190,397)                --
   Prepaid expenses and other current and
   noncurrent assets                                1,102,328         (359,399)       (1,865,231)
   Retainage receivable                               387,288          (50,800)          (25,056)
   Accounts payable                                   717,200           68,937            87,533
   Deposit liability                                 (79,637)          (37,273)            1,370
   Accrued expenses                                 1,367,924           47,533          (188,025)
   Other current and noncurrent liabilities          (615,604)        (260,951)          588,722
   Net cash flow (used for) provided by
   operating activities attributable to
   discontinuing operations                           472,669       (1,290,907)         (821,472)
                                            -------------------------------------------------------
Net cash provided by (used in) operating
activities                                            398,423       (1,893,952)       (1,799,004)
                                            -------------------------------------------------------
 Investing activities:


   Restricted cash                                    765,736          413,394        (1,064,330)
   Purchase-securities available for sale                                   --          (877,000)
   Proceeds-securities available for sale                  --        1,399,152         1,406,226
   Purchases of property and equipment             (1,978,063)        (206,177)         (382,963)
   Proceeds from disposal of assets                    23,904           11,975            25,242
   Investments in affiliates                         (120,000)         (50,000)               --
   Capital contribution by holding company            120,000
   Net cash flow (used in) provided by
   investing activities attributable to
   discontinued operations                                 --           50,000                --
                                            -------------------------------------------------------
Net cash (used in) provided by investing
activities                                         (1,188,423)       1,618,344          (892,825)
                                            -------------------------------------------------------
 Financing activities:


   Proceeds from lines of credit                      220,300               --           200,000
   Principal payments on notes payable                     --          (69,444)         (754,585)
   Principal proceeds on notes receivable             246,739          232,406                --
   Net financing from affiliates                           --           65,998         3,309,693
                                            -------------------------------------------------------
Net cash provided by financing activities             467,039          228,960         2,755,108
                                            -------------------------------------------------------
Net (decrease) increase in cash and cash
equivalents                                          (322,961)         (46,648)           63,279

Cash and cash  equivalents  at the beginning
of year                                             3,130,429        3,177,077         3,113,798
                                            -------------------------------------------------------
Cash and cash equivalents at the end of year$       2,807,468 $      3,130,429  $      3,177,077
                                            =======================================================
Supplemental cash flow information:
Interest paid                               $         163,139 $        144,586  $        216,856
                                            =======================================================
Income taxes paid                           $         562,084 $        536,000  $        707,000
                                            =======================================================

The accompanying notes and report of independent registered public accounting firm should be read in conjunction with the consolidated financial statements.

                         GTJ CO., INC. AND SUBSIDIARIES

                      TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

1.    DESCRIPTION OF BUSINESS:

     During 2004, GTJ Co., Inc. and Subsidiaries (the "Company" or "GTJ Co.") was mainly involved in the bus shelter cleaning and advertisement placement business through three companies located in Long Island City, New York, namely, Shelter Express Corp., Shelter Electric Maintenance Corp. and Metroclean Express Corp., and a company in Los Angeles, California, ShelterCLEAN, Inc. Additionally, the Company owns certain rental real estate properties, performs electrical maintenance work in a variety of environments, and operates two businesses relating to captive insurance and the administration of insurance claims. The Company had operated school buses under contracts principally with the New York City Board of Education ("NYCBOE"), Port Washington School District ("Port Washington") and the Sewanhaka Central High School District of Elmont, New York ("Sewanhaka"). In June 2003, the contracts with the NYCBOE were assigned to various third party operators and also to a new company formed by previous management of Varsity Transit, Inc. The Company owned two businesses in the Western United States. Both businesses performed repair and maintenance services to free standing bus shelters; one is in Los Angeles and the other in Aurora, Colorado (see Note 3). The business in Aurora, Colorado was shut down in 2003.

School Bus Operations:

     The NYCBOE school bus contract was extended for five years beginning in July 2000 and as mentioned above the remaining years on the contract were assigned to various operators in September 2003. The Sewanhaka school bus contract expired in September 2003 and was not renewed.

     Pursuant to its contractual rights as defined in the aforementioned contracts, the New York City Office of Auditor General has conducted an examination of the financial records of one of the Company's subsidiaries, Varsity Transit, Inc. ("Transit"), for the period from July 1, 1985 to June 30, 1993. In connection therewith, a claim for alleged overpayments and cost justification increases in the approximate amount of $1,068,000 had been made against Transit through the 1992-1993 school year. In addition, if the NYCBOE were permitted to reduce the per diem rates, additional amounts would be due from the Company inasmuch as the rates being paid since the 1993-1994 school year have been higher than those that the New York City Office of Auditor General contends are correct. Transit had commenced a legal action, which sought a declaratory judgment and other equitable relief barring the NYCBOE from seeking to recover the alleged overpayments and from retroactively reducing the per diem rates paid to the plaintiff contractors. The NYCBOE had asserted a counterclaim for the alleged overpayments claimed as a result of the audit.

     Under an agreement entered into between Transit and the NYCBOE, which ended on June 30, 2000, the NYCBOE retained a portion of each current monthly billing until this claim is resolved. The Company continued to invoice the NYCBOE and the NYCBOE continued to retain amounts, which represent the difference between the per diem rates billed and the lower per diem rates as a result of the examination, up to June 30, 2000. In June 2003, Transit and NYCBOE reached a settlement in the cost justification case. As a result of the settlement, all retainage receivables held by the NYCBOE will not be paid; however, the NYCBOE will permit Transit to use additional amounts owed as a credit for the new buses purchased by Transit from July 1, 2000 through June 30, 2003. As a result of this credit, no cash was paid by Transit to the NYCBOE.

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

1.    DESCRIPTION OF BUSINESS: Continued

     In September 2003, the Company through two subsidiaries, Varsity Transit, Inc. ("Transit") and Varsity Coach Corp. ("Coach"), exited the school bus business and sold the majority of the Company's school bus runs to other Contractors.

Insurance Operations:

     The Transit Alliance Insurance Co., LTD ("Transit Alliance") was incorporated in the Cayman Islands on April 26, 1999 as an exempted Company with limited liability and holds an Unrestricted Class "B" Insurers License, subject to the provisions of the Insurance Law (2004 Revision) of the Cayman Islands. Transit Alliance is a wholly-owned subsidiary of GTJ Co (See Note 17).

Ownership:

     The Company is owned by Green Bus Lines, Inc. ("Green") (40%), Triboro Coach Corporation ("Triboro") (40%) and Jamaica Central Railways, Inc. ("Jamaica") (20%) (collectively, the "Shareholders"), and shares management with the Shareholders through a common Board of Directors.

Recent Developments:

     In November 2005, the Shareholders of the Company reached agreement with New York City to sell all of their bus assets including routes and tangible property related to bus operations. The sale of the bus assets left the shareholders, including their subsidiaries, with seven parcels of property, four of which are leased to New York City and two of which are leased to commercial interests, all but one of which are on a triple net basis. Following the transactions with New York City, the Bus Companies started receiving a substantial amount of income and cash flow primarily as a result of the real property leases. Since the Bus Companies were organized more than a half-century ago, their real property is owned by "C" corporations. For tax purposes, C corporations are taxed on their income and do not "pass through" tax liability to their shareholders, as would occur in, for example, a limited partnership or a limited liability company. As a result, the Shareholders decided to reorganize into a Real Estate Investment Trust ("REIT").

                        GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation:

     The consolidated financial statements include the accounts of GTJ Co., Inc. and its subsidiaries: Transit, Varsity Transit, Inc., Varsity Coach, Inc., Varsity Charter Corp., The Bus Depot, Inc., Satellite Transportation of New York Corp., MetroClean Express Corp. ("MetroClean"), Metroclean Express of New Jersey, Inc., Shelter Express Corp. ("Shelter"), Shelter Electric Maintenance Corp., ShelterCLEAN, Inc., ShelterCLEAN of Colorado, Inc., Transit Facility Management Corp., Transit Facility Claims Corp., Transit Alliance Insurance Co. Ltd., A Limited Sticky Situation, Just Another Limited Sticky Situation, The Third Limited Sticky Situation Corp., The Fourth Limited Sticky Situation Corp. and A Very Limited Sticky Situation, each of which is wholly-owned. The Company applies the guidelines set forth in Financial Accounting Standards Board ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46R") in assessing its interests in variable interest entities to decide whether to consolidate that entity. Intercompany accounts and transactions have been eliminated in consolidation.

Accounts Receivable:

     Accounts receivable consist of trade receivables recorded at original invoice amount, less an estimated allowance for uncollectable accounts. The Company has a contract with the city of New York which requires a retainage in the amount of $387,288 and $458,852 for the years ended December 31, 2006 and 2005 respectively. Trade credit is generally extended on a short-term basis; thus trade receivables generally do not bear interest. Trade receivables are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Changes in the estimated collectability of trade receivables are recorded in the results of operations for the period in which the estimate is revised. Trade receivables that are deemed uncollectible are offset against the allowance for uncollectable accounts. The Company generally does not require collateral for trade receivables.

Revenue Recognition--Rental Properties:

     The properties are being leased under operating leases. Minimum rental income is recognized on a straight-line basis over the term of the lease in accordance with Statement of Financial Accounting Standards ("SFAS") No. 13, "Accounting for Leases." When the Company determines that the tenant allowances are lease incentives, the Company commences revenue recognition when possession or control of the space is turned over to the tenant for tenant work to begin.

Revenue Recognition--School Bus/Paratransit Operations:

     Revenue applicable to the NYCBOE and the Sewanhaka contracts are recorded in equal monthly installments over the school year (September to June) as services are rendered. Paratransit and transit operations and charter services are recognized upon completion of the related bus trip.

Revenue Recognition--Service Operations:

     Cleaning   maintenance  and  claims  service  revenue  is  recognized  upon completion of the related service.

Revenue Recognition--Insurance Operations:

     Premiums are recognized as revenue on a pro rata basis over the policy term. The portion of premiums that will be earned in the future are deferred and reported as unearned premiums.

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Continued

Earnings (Loss) Per Share Information:

     In accordance with SFAS No. 128, "Earnings Per Share", basic earnings per common share ("Basic EPS") is computed by dividing the net income (loss) by the weighted-average number of common shares outstanding. Diluted earnings per common share ("Diluted EPS") is computed by dividing the net income (loss) by the weighted-average number of common shares and dilutive common share equivalents and convertible securities then outstanding. There were no common stock equivalents for any of the periods presented in the Company's consolidated statements of operations.

     The following table sets forth the computation of basic and diluted per share information:


                                                                                 Year Ended
                                                                                December 31,
                                                          ---------------------------------------------------------
                                                               2006                 2005                 2004
                                                          -------------         -------------         -------------
Numerator:
Net income (loss)                                           $(1,910,299)         $  2,587,961         $   727,132
                                                          ==============        =============         =============

Denominator:
Weighted average common shares  outstanding-basic  and
diluted                                                           200.0                 200.0               200.0
                                                          ==============        =============         =============

Basic and Diluted Per Share Information:

Net income (loss) per share-basic and diluted             $   (9,551.50)         $  12,939.81         $  3,635.66
                                                          ==============        =============         =============

Impairment of Long-Lived Assets:

     The Company assesses long-lived assets for impairment whenever there is an indication that the carrying amount of the asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows generated by those assets to their net carrying values. The amount of impairment loss, if any, will generally be measured by the difference between the net book value of the assets and the estimated fair value of the related assets.

     When impairment indicators are present, investments in affiliated companies are reviewed for impairment by comparing their fair values to their respective carrying amounts. The Company makes its estimate of fair value by considering certain factors including discounted cash flow analyses. If the fair value of the investment has dropped below the carrying amount, management considers several factors when determining whether an other-than-temporary decline in market value has occurred, including the length of the time and the extent to which the fair value has been below cost, the financial condition and near-term prospects of the affiliated company, and other factors influencing the fair market value, such as general market conditions.

Discontinued Operations:

     The consolidated financial statements of the Company present the School Bus operations as discontinued operations in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

                        GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Continued

Cash and Cash Equivalents:

        The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Available for Sale Securities:

     The Company accounts for its investments in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as available for sale when the Company has the intent to purchase and sell securities at any time. Securities available for sale are stated at fair value, which is determined based on market quotes.

     The investments of Transit Alliance Insurance Co. Ltd. are classified as available for sale and are carried at estimated fair value, except for unrealized gains attributable to the deposit liability as these amounts are recorded as adjustments to the deposit liability. Realized gains and losses on sales of investments are determined using the specific-identification basis and are included in investment income.

Property and Equipment:

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is provided using the straight-line method over the shorter of the estimated useful life of the underlying improvement or the life of the lease.

                                         Useful
                                         lives
                                     -------------

Buildings and improvements           7 - 25 years
Equipment and furniture              5 - 10 years


Deposit Liability:

     SFAS No. 113, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts, addresses the specific conditions which must be met for reinsurance contracts to satisfy the transfer of risk criteria. The criteria are that the reinsurer has assumed significant insurance risk under the reinsured portions of the underlying insurance contracts, and that it is reasonably possible that the reinsurer may realize a significant loss from the transaction. Should both of the criteria not be met, a policy would not qualify for reinsurance accounting treatment, and would instead require deposit accounting. Under deposit accounting reinsurance premiums received and investment income earned on these premiums, including unrealized appreciation, is recorded as additions to the deposit liability. Losses paid to the ceding company, underwriting, investment, and letter of credit fees, premium taxes, and dividends paid by the Company are recorded as deductions from the deposit liability. Refer to Note 7 for the activity in the deposit liability for the years ended December 31, 2006 and 2005, respectively. On January 1, 2001, the Company assumed an additional risk of 36% of the loss fund, having previously qualified for reinsurance accounting treatment for the 2000 policy year. On January 1, 2003, the Company assumed 100% of the risk of its captive insurance company.

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

 2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Continued

Insurance Liabilities:

     The liability or losses and loss-adjustment expenses includes an amount for claims reported and a provision for adverse claims development. The liability for claims reported is based on the advice of an independent attorney, while the liability for adverse claims development is based on the director's best estimates. Such liabilities are necessarily based on estimates and, while the directors believe that the amounts are adequate, the ultimate liabilities may be in excess of or less than the amounts recorded and it is reasonably possible that the expectations associated with these amounts could change in the near-term (that is within one year) and that the effect of such changes could be material to the financial statements. The methods for making such estimates and for establishing the resulting liabilities are continually renewed, and any adjustments are released in current earnings.

Goodwill:

     Goodwill represents the excess of the purchase price paid over the fair value of the net assets acquired in connection with business acquisitions. Accumulated amortization is $1,132,444. In accordance with the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets"' which was adopted by the Company on January 1, 2002, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently, if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives. The Company has evaluated its intangible assets to identify goodwill separately from other identifiable intangibles. The Company has classified its intangible assets as goodwill with an indefinite life as no other separately identifiable intangibles exist.

     The Company tests goodwill for impairment annually using the two-step process prescribed in SFAS No. 142. Based on the impairment tests performed, there was no impairment of goodwill for 2006 and 2005.

Income Taxes:

     The Company accounts for income taxes under the liability method as required by the provisions of SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     The Company records a valuation allowance against all or a portion of the deferred income tax asset when it believes, based on the weight of the available evidence, it is more likely than not that all or a portion of the deferred tax asset will not be realized.

Concentration of Credit Risk:

     Financial   instruments   that   potentially   subject   the   Company   to
concentrations of credit risk consist of temporary cash investments, which from time-to-time exceed the Federal depository insurance coverage.

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Continued

Use of Estimates:

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Comprehensive Income (Loss):

     The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 sets forth rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities and the minimum pension liability from an investment in an affiliate to be included in comprehensive income, net of tax.

Environmental Matters:

     Accruals for environmental matters are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated, based on current law and existing technologies. These accruals are adjusted periodically as assessment and remediation efforts progress or as additional technical or legal information becomes available.

     Environmental costs are capitalized if the costs extend the life of the property, increase its capacity, and/or mitigate or prevent contamination from future operations. Environmental costs are also capitalized in recognition of legal asset retirement obligations resulting from the acquisition, construction and/or normal operation of a long-lived asset. Costs related to remedial investigation and feasibility studies, environmental contamination treatment and cleanup are charged to expense. Estimated future incremental operations, maintenance and management costs directly related to remediation are accrued when such costs are probable and estimable.

Reclassifications:

     Certain reclassifications have been made to prior year balances to conform to the current year's presentation. These classifications have no effect on the previously reported results of operations.

Recent Accounting Pronouncements:

     In February, 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities including an amendment of SFAS 115." This statement provides companies with an option to report selected financial assets and liabilities at fair value. This statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is assessing SFAS No. 159 and has not yet determined the impact that the adoption of SFAS No. 159 will have on results of operations or financial position.

     In   September   2006,   the  FASB  issued  SFAS  No.  157,  "  Fair  Value
Measurements." This statement defines fair value, establishes a fair value hierarchy to be used in U.S. generally accepted accounting principles and expands disclosures about fair value measurements. Although this statement does not require any new fair value measurements, the application could change current practice. The statement is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of this statement on its financial position and results of operations.

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: Continued

     In September 2006, the FASB issued SFAS No. 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an Amendment of FASB Statements No. 87, 88, 106, and 132(R)." This statement requires a company to recognize the funded status of a benefit plan as an asset or a liability in its statement of financial position. In addition, a company is required to measure plan assets and benefit obligations as of the date of its fiscal year-end statement of financial position. The recognition provision of this statement, along with additional disclosure requirements, is effective for fiscal years ending after December 15, 2006, while the measurement date provision is effective for fiscal years ending after December 15, 2008. Management does not believe that adoption of this statement will have a material impact on the financial position or results of operations of the Company.

     In July 2006, the FASB interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109," was issued regarding accounting for, and disclosure of, uncertain tax positions. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes," and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. Management does not believe that adoption of this statement will have a material impact on the financial position or results of operations of the Company.

     In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an Amendment of SFAS No. 140." SFAS No. 156 requires separate recognition of a servicing asset and a servicing liability each time an entity undertakes and obligation to service a financial asset by entering into a servicing contract. This statement also requires that servicing assets and liabilities be initially recorded at fair value and subsequently adjusted to the fair value at the end of each reporting period. This statement is effective in fiscal years beginning after September 15, 2006. The Company believes implementation of this pronouncement will have no material effect on its financial statements.

     In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments- An Amendment of FASB No. 133 and 140." The purpose of SFAS statement No. 155 is to simplify the accounting for certain hybrid financial instruments by permitting fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. SFAS No. 155 also eliminates the restriction on passive derivative instruments that a qualifying special-purpose entity may hold. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of any entity's first fiscal year beginning after September 15, 2006. The Company does not expect that the adoption of SFAS No. 155 will have a material impact on its financial position or results of operations.

     In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," or SFAS No. 123R. SFAS No. 123R, which replaces SFAS No. 123 and supersedes APB Opinion No. 25, requires that compensation cost relating to share-based payment transactions be recognized in the financial statements, based on the fair value of the equity or liability instruments issued. On April 14, 2005, the Securities Exchange Commission staff postponed implementation of SFAS No. 123 (R) and it is effective for the Company as of the beginning of the first interim or annual reporting period that begins after December 15, 2005 and applies to all awards granted, modified, repurchased or cancelled after the effective date. The Company adopted this statement as of January 1, 2006.

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

3.    RESTRICTED CASH:

     At  December  31,  2006 and  2005,  AIG  held  $3,312,660  and  $4,078,396, respectively, on behalf of the Company that was restricted by AIG for the purpose of payment of insured losses.

4.    AVAILABLE FOR SALE SECURITIES:

     Available-for-sale securities consist of the following:


                                        December 31,

                                  2006               2005
                             ----------------    ----------------
Cash equivalents             $       761,873   $         302,471
Mutual fund                                -             445,056
                             ----------------    ----------------
                             $       761,873   $         747,527
                             ================  ==================

     The mutual fund's investments, which are owned by Transit Alliance Insurance Co. Ltd., consist of U.S. fixed income securities, which are held at Bank of Butterfield International (Cayman) Ltd. and are recorded at fair value. The mutual fund is registered in Bermuda.

5.    PROPERTY AND EQUIPMENT:

     The following table is for the fixed assets of the Company's continuing operations:

                                                 Useful                  December 31,
                                                 Life      ----------------------------------------
                                                                  2006                     2005
                                               ----------  ------------------- ---------------------
Revenue vehicles                                  10       $        2,742,690  $          1,547,542
Shop and garage equipment                          8                1,112,647               794,640
Equipment leased to others                       5 - 6                     --               121,652
Furniture and office equipment                   5 - 8                601,876               413,925
Buildings and improvements                      7 - 25              6,311,724             6,221,611
Land                                                                3,217,677             3,217,677
                                                           ------------------- ---------------------
                                                                   13,986,614            12,317,047
Accumulated depreciation                                           (6,682,748)           (6,358,230)
                                                           ------------------- ---------------------
                                                           $        7,303,866  $          5,958,817
                                                           =================== =====================

     The Company recorded depreciation expense of $576,797, $467,799 and $529,735, related to these assets for the years ended December 31, 2006, 2005, and 2004, respectively.

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

5.    PROPERTY AND EQUIPMENT: Continued

     The following table is for the fixed assets of the Company's discontinued operations:


                                   Useful                        December 31,
                                   Life      ---------------------------------------------------------
                                                    2006               2005                2004

                                  ---------  -----------------  ------------------ -------------------
Revenue vehicles                     10      $        323,416   $       1,822,654  $        1,822,654
Shop and garage equipment            8                376,732             421,752             445,844
                                             -----------------  ------------------ -------------------
                                                      700,148           2,244,406           2,268,498
Accumulated depreciation                            (624,591)          (2,100,294)         (2,049,266)
                                             -----------------  ------------------ -------------------
                                             $         75,557   $         144,112  $          219,232
                                             =================  ================== ===================

     The Company recorded depreciation expense of $43,894, $51,028, and $51,028, related to these assets for the years ended December 31, 2006, 2005, and 2004, respectively.

6.    PREPAID EXPENSES AND OTHER CURRENT ASSETS:

      Prepaid expenses and other current assets consist of the following:

                                                    December 31,
                                           -----------------------------
                                               2006            2005
                                           -----------        ----------

Prepaid taxes                              $  356,689        $   156,647
Prepaid pension - non-union                         -          1,331,142
Materials and supplies inventory              268,200            314,811
Other                                         381,952            306,569
                                           -----------        ----------
Total                                      $1,006,841        $ 2,109,169
                                           ===========        ==========


7.    NOTES PAYABLE AND LINES OF CREDIT:

     On December 30, 2003, the Company, along with Green, Triboro, Jamaica and Command Bus Company, Inc. (the "Affiliated Group") replaced its then-existing credit facility with a new facility consisting of mortgages and lines of credit which had an expiration date of June 30, 2004. The facility had been renegotiated over several renewals and had been extended to June 30, 2007. In July of 2007, the Affiliated Group terminated its relationship with the lender and paid all amounts outstanding under the line of credit. Under the terms of the agreement, the entire group had a $6.5 million facility consisting of a $4 million line of credit, which was secured by approximately $4.5 million of cash and bonds held by the Affiliated Group and a $2.5 million second mortgage secured by a mortgage over property owned by G.T.J. Company, Inc., in New York City. The facility of $6.5 million was used to finance the working capital needs of the Affiliated Group. The facility bore interest at the prime rate and was adjusted from time to time. The loans were collateralized by all tangible assets of the Affiliated Group.

     As of December 31, 2006, $420,300 was outstanding under this line of credit and at December 31, 2005, and 2004, $200,000 was outstanding under this line of credit. The line bore interest at a fluctuating rate based on the bank's prime rate. The interest rate at December 31, 2006 was 8.25% per annum. The Company also guaranteed the bank debt of these affiliates.

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004


7.   NOTES PAYABLE AND LINES OF CREDIT: Continued

     The second mortgage facility secured by property owned by the Company consisted of repayment terms requiring monthly principal payments of $69,444 plus interest at a rate of prime plus 2%. In March 2005, the loan was converted to interest only and the interest rate was modified to prime. As of December 31, 2006 and 2005, $1,666,201 was outstanding under this mortgage facility, respectively.

     The Affiliated Group is required to satisfy certain financial ratios and covenants. Tangible net worth must not be less than $22,000,000 as of December 31, 2005, the cash flow coverage ratio must not be less than 1.1 to 1.0, the Leverage Ratio shall not be more than 4.5 to 1.0, and capital expenditures shall not be more than $2,000,000 in any fiscal year.

     The Affiliated Group did not meet certain covenants for these financial statements and requested waivers from the bank for the breach of these covenants. Waivers had been provided to the Affiliated Group.

8.    ACCRUED EXPENSES:

     Accrued expenses consists of the following:

                                                December 31,
                                          -------------------------
                                           2006            2005
                                          ----------  -------------

State and local tax                       $  960,447   $ 132,126
Accrued wages and related costs              549,650     272,577
Professional fees                            221,224      56,700
Sales and utility tax                        143,838      78,076
Union health and welfare                      85,208      89,704
Other                                         50,003      13,263
                                          ----------  -------------
Total                                     $2,010,370   $ 642,446
                                          ==========  =============


9.     OTHER CURRENT LIABILITIES:

     Other current liabilities consists of the following:

                                                December 31,
                                          -------------------------
                                           2006            2005
                                          ----------  -------------

Accrued professional fees                 $  256,260  $ 104,035
Accrued insurance                             50,000     65,500
Accrued pension                                    -    117,603
Accrued employee benefits                    138,226          -
Accrued environmental costs                  450,912          -
Deferred income                                    -    128,635
Other                                          4,647      6,134
                                          ----------  -------------
Total                                     $  900,045  $ 421,907
                                          ==========  =============

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004


10.    OTHER LIABILITIES:

     Other liabilities consists of the following:

                                                December 31,
                                          -------------------------
                                           2006            2005
                                          ----------  -------------

General corporation tax                   $        -    $  978,777
Deferred income                              187,082       199,582
Other                                          2,068       136,952
                                          ----------  -------------
Total                                     $  189,150    $1,315,311
                                          ==========  =============

11.    LIABILITY FOR LOSSES AND LOSS ADJUSTMENT EXPENSES:

     The liability for losses and loss adjustment expenses at December 31, 2006 and 2005 is summarized as follows:

                                                             December 31,
                                                       -------------------------
                                                        2006            2005
                                                       ----------  -------------
Reported claims                                        3,389,465   $  3,515,604
Provision for incurred but not reported claims         1,135,844      1,379,483
                                                       ----------  -------------
   Total                                               4,525,309   $  4,895,087
                                                       ==========  =============

     Activity in the liability for losses and loss-adjustment expenses is summarized as follows:

                                             December 31,
                                     2006                  2005
                                   ----------------  ------------------
Balance beginning                  $     4,895,087   $       6,178,821

 Incurred related to:
Current year                                    --              95,008
Prior years                                551,237           1,094,753

 Paid related to:
Current year                                    --             (33,797)
Prior years                              (921,015)          (2,439,698)
                                   ----------------  ------------------
Balance ending                     $    4,525,309    $       4,895,087
                                   ================  ==================

     Management is responsible for estimating the provisions for outstanding losses. The directors have recognized in the financial statements a provision for outstanding losses of $4,525,309 at December 31, 2006 and $4,895,087 at December 31, 2005 as a best estimate of the liability. An actuarial study was independently completed which estimated that at December 31, 2006, the total outstanding losses at an expected level, are between $3,892,985 and $4,659,829. In their analysis, the actuaries have used industry based data which may or may not be representative of the Company's ultimate liabilities.

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

11.    LIABILITY FOR LOSSES AND LOSS ADJUSTMENT EXPENSES: Continued

     In the opinion of the directors, the provision for losses and loss-adjustment expenses is adequate to cover the expected ultimate liability under the insurance policies written. However, consistent with most companies with similar operations, the Company's liability for claims is ultimately based on management's expectations of future events. It is reasonably possible that the expectations associated with these amounts could change in the near term (that is, within one year) and that the effect of such changes could be material to the financial statements.

12.    PENSION PLAN AND OTHER RETIREMENT BENEFITS:

     The Company maintains a defined benefit pension plan, which covers substantially all of its non-union employees. Participant benefits are based on years of service and the participant's compensation during the last three years of service. The Company's funding policy is to contribute annually an amount that does not exceed the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Plan assets primarily consist of equity securities, corporate debt securities, money market accounts, government securities and a guaranteed deposit account with an insurance company.

     The following tables present certain financial information of the Company's non-union defined benefit pension plan as of and for the years ended December 31, 2006, 2005 and 2004:


                                                                 Years Ended December 31,
                                                          ---------------  ----------------
                                                             2006              2005
                                                          ---------------  ----------------
Change in projected benefit obligation
Projected benefit obligation at beginning of year         $   10,793,840   $    10,363,022
Service cost                                                      58,033           509,311
Interest cost                                                    591,048           580,592
Actuarial loss                                                 1,338,635           356,530

Curtailment loss (gain)                                      (1,575,402)         (463,691)
Benefits paid                                                  (589,470)         (551,924)
                                                          ---------------  ----------------
Projected benefit obligation at the end of year           $   10,616,684   $    10,793,840
                                                          ===============  ================
 Change in plan assets

Fair value of plan assets at beginning of year            $   11,887,472   $    11,502,770
Actual return on plan assets                                   1,674,931           766,436
Employer contributions                                           180,000           312,725
Benefits paid                                                  (589,470)         (551,924)
Expenses paid                                                  (168,710)         (142,535)
                                                          ---------------  ----------------
Fair value of plan assets at the end of year              $  12,984,223    $    11,887,472
                                                          ===============  ================

                        GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

12.    PENSION PLAN AND OTHER RETIREMENT BENEFITS: Continued

                                                                  2006                 2005
                                                             ----------------     ----------------

 Funded status                                                $   2,367,539    $       1,093,632
Unrecognized prior service cost                                           -               53,066
Unrecognized net actuarial cost/(gain)                             (761,117)             (37,471)
                                                             ----------------    -----------------
Net amount recognized                                        $    1,606,422    $       1,109,227
                                                             ================    =================

 Amounts recognized in the balance sheet consist of:
Prepaid benefit cost                                         $    1,606,422    $        1,109,227
                                                             ----------------    -----------------
Net amount recognized                                        $    1,606,422    $        1,109,227
                                                             ================    =================

     The following weighted-average assumptions were used to determine the Company's post retirement benefit obligations shown above at December 31, 2006 and 2005: 2006 2005


                                                  2006       2005
                                               ---------  ----------
Discount rate                                     5.75%      5.75%
Compensation increase                             4.00%      4.00%


                                                                   Years Ended
                                                                   December 31,
                                                   -----------------------------------------------
                                                        2006            2005            2004
                                                   --------------- --------------- ---------------
Components of net periodic benefit cost:
Service cost                                       $       58,033  $      613,634  $      662,413
Interest cost                                             591,048         580,592         618,855
Expense cost                                              163,916
Expected return on plan assets                           (933,956)       (897,717)       (851,473)
SFAS 88 loss/(gain) due curtailment                      (199,939)       (431,105)              --
Amortization of prior service cost                          3,703           9,008          10,323
                                                   --------------- --------------- ---------------
Net period benefit (income) cost                   $    (317,195)  $     (125,588 )$      440,118
                                                   =============== =============== ===============

     The following weighted-average assumptions were used to determine the Company's post retirement benefit expense shown above for the years ended December 31, 2006, 2005, and 2004:

                                                           December 31,
                                                  ------------------------------
                                                   2006       2005      2004
                                                  -------   --------  ----------
Discount rate                                       5.75%     6.00%    6.50%
Compensation increase                               4.00%     4.00%    5.00%
Expected long-term rate of return on assets         8.00%     8.00%    8.00%

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

12.    PENSION PLAN AND OTHER RETIREMENT BENEFITS: Continued

     The asset allocation for the Company's retirement plans are based upon an analysis of the timing and amount of projected benefit payments, the expected returns and the risk of assets classes and the collections of those returns.

     The percentage of asset allocations of the Company's pension plans at December 31, 2006 and 2005, by asset category were as follows:


                                       2006   2005
                                       ---------------
Equity investments                        22%    54%
Debt Securities                           15%    42%
Other cash and short-term investments     63%     4%
                                       ---------------
Total                                    100%   100%
                                       ===============

     On January 20, 2006, a plan amendment was adopted that froze accrued benefits as of April 1, 2006, which resulted in a plan curtailment under SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits". The curtailment was caused by the fact employees' ceased future benefits under the Retirement Plan for Certain Employees of GTJ & Affiliates.

     SFAS No. 88 requires accelerated amortization or immediate recognition of unrecognized prior service costs which resulted in a curtailment loss of $51,515 as of the plan freeze on April 1, 2006. Additionally, since the Pension Benefit Obligation resulted in a decrease, there is a curtailment gain of approximately $251,454. As a result, the net gain as a result of the curtailment is approximately $200,000. This gain was recognized in the second quarter of 2006.

     The Company has decided to terminate the Plan under Pension Benefit Guarantee Corporation ("PBGC") Standard Termination Procedures which includes the purchased annuities from an insurance company for all active and retired participants based on their accrued benefit determined as of April 1, 2006. The termination of a qualified retirement plan is a lengthy process and the Company expects to complete the termination of the Plan and the purchased annuities by the Spring of 2007.

     The Company participates in a multi-employer plan that provides defined postretirement health care benefits to substantially all non-union employees. Substantially all of the Company's nonunion employees become eligible for these benefits when pension benefits begin immediately upon retirement. Amounts charged to expense were approximately $-0- and $105,000 for the years ended December 31, 2006 and 2005, respectively.

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 and 2004

13.    RELATED PARTY TRANSACTIONS:

Advances (Borrowings):

     Due from (to) affiliates consist approximately of the following net amounts, which do not bear interest:

                                                         December 31,
                                               ---------------------------------
                                                 2006             2005
                                               ---------------------------------
Shareholders of the Company                    $(11,291,479)    $   (12,351,274)
Entity affiliated through common ownership        1,782,593           2,889,645
                                               ---------------------------------
                                               $ (9,508,886)    $    (9,461,629)
                                               =================================

     Douglas A. Cooper, Ruskin, Moscou, Faltischek, P.C. ("RMF"), of which Douglas Cooper is a partner and is the nephew of Jerome Cooper, has acted as counsel to the Company for approximately eight years. Fees paid to RMF for the years ended December 31, 2006, 2005, and 2004 were $546,165 $461,075 and
$271,541 respectively.

Lease Agreement--Varsity Transit:

     Prior to September 1, 2003, the Company owned and operated a school bus operation through its subsidiaries, Varsity Transit, Inc. and Varsity Coach Corp. ("Varsity"). For the years ended December 31, 2002 and 2003, Varsity incurred losses from its school bus contract services of $3,485,620 and $3,971,856 respectively, due to the high costs associated with labor, benefits, and maintenance. Terminating this business would have resulted in approximately $6,000,000 of penalties, and a negative performance report available to other municipalities. Accordingly, starting in February 2003, the Company determined to dispose of Varsity's buses and routes. In doing so, Varsity negotiated with existing operators in the school bus industry, as well as entities associated with Mr. Stanley Brettschneider, owned by his wife and children (collectively, the "Buyers"). Mr. Brettschneider is a key employee of the Company, and a member of its Board of Directors.

     Initially, 282 of Varsity's buses were sold to the Buyers for $3,101,708. Approximately 255 of Varsity's routes were sold to the Buyers for an initial payment of $3,000 per route, equaling $765,000, and additional payments of $1,000 per year per route for three years based on the recent five year operating extension offered to the New York City School Bus Contractors ("NYCSBC") by the Department of Education which will equal $765,000, for a total of $1,530,000.

     The sales were closed during the months of August and September 2003 with the total sale price of $4,631,708 was payable as follows: $2,666,708 in cash, which was paid, and a four year promissory note in the amount of $1,200,000 with interest payable at six percent, which is being paid. The promissory note was reduced by means of a $250,000 lump sum payment made in 2003 and there are current monthly installments of $22,211. The $765,000 balance of the route purchase price was negotiated without a specific time of payment, because it is dependent on route renewals. $393,200 of such amount has been paid through December 31, 2006.

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

13.    RELATED PARTY TRANSACTIONS: Continued

     In connection with such sale, the Company leased to the Buyers a portion of the Wortman Property. Such leasing was on an oral basis, and the lease has recently been reduced to writing and signed. The terms of the lease are as follows:

     Under the lease, Varsity is leasing 195,813 square feet of outdoor parking and approximately 11,852 square feet of indoor maintenance and office space for $231,800 per year from September 2005 to January 2006 and for $311,800 per year from February 2006 to August 2006, increasing by the Consumer Price Index ("CPI") from September 2006 through August 2010 (when the term ends). Varsity also pays a 60% share of utility and building maintenance costs. Varsity has the right to terminate the term on six months notice at an earlier date. Varsity also has the right to lease the space for up to four-five year consecutive extension terms after 2010 at a rental rate equal to 90% of then fair market value at the beginning of the first extension term, with rent for following years at a compounding of annual CPI increases.

     In conjunction with the Varsity sale, management determined that the estimated below market rent from the date of the sale through the expiration of the bus route operating agreement with the NYCSBC in 2005 caused the Company to reflect a liability of approximately $1,165,000 which reduced the gain on sale. Such amount was amortized under the straight line method over 30 months. Amortization expense for the years ended December 31, 2006, 2005 and 2004 amounted to approximately $ -0-, $466,000 and $466,000, respectively.

Service Fees:

     The Company provides various services to the Shareholders and an entity affiliated through common ownership. These services include data processing, payroll, purchasing, administration and certain legal support. Service fees are based on specific markups over cost. The net service fee income was $612,477, $2,311,836 and $1,095,579, in years ending 2006, 2005 and 2004 respectively.

14.    SIGNIFICANT TENANTS:

     Two tenants constitute 100% of rental revenue for the year ended December 31, 2006.

15.    FUTURE MINIMUM RENTS SCHEDULE:

     Future minimum lease payments to be received by the Company as of December 31, 2006 under noncancelable operating leases are as follows:

2007                                $       1,914,157
2008                                        1,932,806
2009                                        1,998,834
2010                                        1,887,189
2011                                        1,663,898
Thereafter                          ------------------
                                    $      30,355,070
                                    ==================

     The lease agreements generally contain provisions for reimbursement of real estate taxes and operating expenses over base year amounts, as well as fixed increases in rent.

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

16.    INCOME TAXES:

     The provision for income taxes for continuing operations for:

                                                                 Years Ended
                                                                 December 31,

                                               --------------------------------------------------
                                                    2006            2005             2004
                                               --------------------------------------------------
Current:
   Federal                                     $           --    $         --     $           --
   State and local                                    185,090         521,320           (17,365)
Deferred
   Federal                                            544,000         (23,000)          186,000
   State and local                                         --         (10,000)           99,000
                                               --------------------------------------------------
Provision for income taxes                     $      729,090    $    488,320     $     267,635
                                               ==================================================

     The provision for income taxes for discontinued operations:

                                               Years Ended
                                               December 31,
                               ---------------------------------------------
                                 2006           2005              2004
                               ---------------------------------------------
Current:                       $       --    $      --    $        --
   Federal                             --           --          3,000
   State and local                     --           --         28,000
                               ---------------------------------------------
Provision for income taxes     $       --    $      --    $    31,000
                               =============================================

     The Company and its subsidiaries file a consolidated federal return and all but three of the companies file combined New York State income tax returns. These three companies file state tax returns in New Jersey and California. In addition, separate returns are filed for local purposes. The Company has approximately $1,618,081 of net operating loss carryforwards for federal income tax purposes, which began to expire in the year 2005.

     As a result of New York State and local income tax provisions exempting school bus income from taxation, state and local income taxes are based on income derived from activities other than school bus operations.

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

16.    INCOME TAXES: Continued


The provision for income taxes differs from the amount computed by applying the federal statutory income tax rate to income before income taxes as follows:

                                                                       Years Ended December 31,
                                                                ----------------------------------------
                                                                       2006         2005         2004
                                                                -------------   ---------    -----------
  Income tax (benefit) at the United States Federal
statutory rate of 34%                                           $  (381,014)   $ 991,626      $448,912

  Utilization of net operating loss                                       -     (991,626)            -

  State and local taxes, net of federal benefit                    (134,475)     349,986       (17,365)

  Non-deductible reserves                                           761,000            -             -

  Installment sales                                                 341,690            -             -

  Environmental reserves                                            207,420            -             -

  Depreciation and amortization                                     (86,059)      84,762      (229,503)

  Other                                                              20,528       53,572        65,591
                                                                -------------   ---------    -----------
      Provision for income taxes                                $    729,090   $ 488,320     $267,635
                                                                =============   =========    ===========

The New York City Department of Finance ("NYC") performed an audit in 1998 of the Company's New York City income tax returns for the years 1991 through 1995. As a result of a ruling by the New York City Tax Tribunal, NYC has assessed approximately $800,000 of additional tax, including interest, for the years under audit. The Company has recorded the amount assessed as well as an estimate relating to its exposure in subsequent years.

     Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) from continuing operations at December 31, 2006 and 2005 are as follows;

Deferred tax assets (liabilities), current:

                                                                  December 31,
                                                         ----------------------------------
                                                            2006                2005
                                                         ---------------    ----------------
Deferred tax assets, current:
Net operating loss carryforwards (federal)               $    850,000         $   550,000
Reserves not currently deductible                                   -             761,000
Allowance for doubtful accounts                                19,000              19,000
Charitable contribution carryover                                   -               7,000
Discounted unpaid losses                                      344,000             307,000
Other                                                          77,000              57,000
                                                         ---------------    ----------------
    Total deferred tax assets, current                      1,290,000           1,701,000
Less valuation allowance                                     (850,000)           (459,000)
                                                         ---------------    ----------------
    Net deferred tax assets, current                          440,000           1,242,000
                                                         ---------------    ----------------

Deferred tax liabilities, current:
Real estate taxes                                                   -             (26,000)
Pension expense                                                     -            (339,000)
Vacation accrual                                              (25,000)            (29,000)
Installment sale                                             (253,000)                  -
State and local taxes, net                                   (185,000)           (206,000)
                                                         ---------------    ----------------
    Total deferred tax liabilities, current                  (463,000)           (600,000)
                                                         ---------------    ----------------

Net deferred tax (liabilities) assets, current            $   (23,000)       $    642,000
                                                         ===============    ================

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

16.    INCOME TAXES: Continued

Deferred tax assets (liabilities), noncurrent:

                                                                  December 31,
                                                         ----------------------------------
                                                            2006                2005
                                                         ---------------    ----------------
Deferred tax assets, noncurrent:
Environmental investigation & feasibility study          $    153,000         $         -
                                                         ---------------    ----------------
    Total deferred tax assets, noncurrent                     153,000                   -
                                                         ---------------    ----------------

Deferred tax liabilities, noncurrent:
Tax over book depreciation                                  (486,000)            (361,000)
Land basis difference                                       (364,000)            (364,000)
                                                         ---------------    ----------------
    Total deffered tax liabilities, noncurrent              (850,000)            (725,000)
                                                         ---------------    ----------------

                                                         ---------------    ----------------
Net deferred tax liabilities, noncurrent                 $  (697,000)         $  (725,000)
                                                         ===============    ================

17.    SEGMENTS:

Segment Information:

     The operating segments reported below are segments of the company for which separate financial information is available and for which operating results as measured by income from operations are evaluated regularly by executive management in deciding how to allocate resources and in assessing performance. The accounting policies of the business segments are the same as those described in the Summary of Significant Accounting Policies (Note 2).

     The Company operates in four reportable segments: Real Estate Operations, Outside Maintenance Operations, Insurance, and Paratransit Operations, all of which are conducted throughout the U.S., with the exception of the Insurance Operations which are conducted in the Cayman Islands.

     Real Estate Operations rents Company owned real estate located in New York.

     Outside Maintenance Operations provide outside maintenance services to outdoor advertising Companies in New York, New Jersey, Arizona and California.

     Insurance Operations assumes reinsurance of worker's compensation, vehicle liability and covenant liability of the Company and its affiliated Companies from an unrelated insurance Company based in the United States of America.

     Paratransit and Transit Operations provide paratransit service in New York for physically and mentally challenged persons who are unable to use standard public transportation.

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

17.    SEGMENTS: Continued

     The summarized segment information (excluding discontinued operations), as of and for the years ended December 31, 2006, 2005, and 2004 are as follows:

2006                     ------------------------------------------------------------------------------
                         Real Estate   Outside                 Paratransit
                         Operations    Maintenance  Insurance  Operations   Eliminations     Total
                         ------------------------------------------------------------------------------
Revenues                 $3,230,919   $22,312,695   $       -   $10,175,75  $  (708,501)    $ 35,010,865
Cost of operations        4,652,106    21,144,246     138,926    10,871,68     (708,501)      36,098,463
                          ---------   ----------    ---------    ---------     ---------      ----------

Income (loss) from
operations                (1,421,187)   1,168,449     (138,926)    (695,934)            -     (1,087,598)
Total assets              28,555,525   29,763,177    4,275,633    3,315,899   (35,975,784)    29,934,450
Capital expenditures        (203,079)  (1,765,529)           -       (9,455)            -     (1,978,063)
Depreciation and
amortization                 81,732      461,025             -       34,040             -        576,797


2005                     ------------------------------------------------------------------------------
                         Real Estate   Outside                 Paratransit
                         Operations    Maintenance  Insurance  Operations   Eliminations     Total
                         ------------------------------------------------------------------------------

Revenues                 $2,817,406   18,360,191     $ 250,888   $8,217,56   $  (150,000)    $  29,496,053
Cost of operations        2,198,946   17,348,252       118,393    8,218,55      (150,000)       27,734,145
Income (loss) from
operations                  618,460    1,011,940       132,495        (987)           --         1,761,908
Total assets              28,788,36   30,003,364      5,159,45    2,888,99    (36,489,65)       30,350,521
Capital expenditures         64,091      107,805            --      34,281            --           206,177
Depreciation and
amortization                 25,908      408,621            --      30,813            --           465,342


2004                     ------------------------------------------------------------------------------
                         Real Estate   Outside                 Paratransit
                         Operations    Maintenance  Insurance  Operations   Eliminations     Total
                         ------------------------------------------------------------------------------

Revenues                 $2,807,813   17,932,787    $1,527,26    $7,165,04   $(2,043,661)    $  27,389,249
Cost of operations        2,254,117   16,787,340      135,871     8,115,91    (2,043,661)       25,249,582
Income (loss) from
operations                  553,696    1,145,447     1,391,39     (950,866)           --         2,139,667
Total assets              27,808,85   28,164,124     7,234,97     2,400,40    (34,400,36)       31,207,996
Capital expenditures         23,872      350,446           --        8,645            --           382,963
Depreciation and
amortization                 22,192      397,994           --       29,306            --           449,492

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

17.    SEGMENTS: Continued


                                                    Years Ended December 31,

Reconciliation to net income (loss)    -----------------------------------------------------

                                           2006               2005               2004

(Loss) income operations             $    (1,087,598)   $      1,761,908   $      2,139,667
                                        --------------     --------------    ---------------
Other income (expense):
Service fees, net of related expenses         612,477          2,311,836          1,095,579
Interest income                               232,885            135,935            177,259
Interest expense                             (243,608)          (144,587)          (153,780)
Change in insurance reserves                 (551,237)        (1,077,488)        (1,298,719)
Ceding commission                                  --            (68,241)          (364,365)
Gain (loss) on disposal of asset                   --                 --                  -
Other nonoperating expense                    (83,547)            (2,815)          (275,311)
                                        --------------     --------------    ---------------
Total other income (expense)                  (33,030)         1,154,640           (819,337)
                                        --------------     --------------    ---------------
 (Loss) income from continuing       $     (1,120,628)   $     2,916,548   $      1,320,330
operations before income taxes
                                        ==============     ==============    ===============

18.    COMMITMENTS AND CONTINGENCIES:

Leases:

     The Company recorded lease payments through the straight line method and, for leases with step rent provisions whereby the rental payments increase over the life of the lease, the Company recognizes the total minimum lease payments on a straight-line basis over the lease term. The Company is obligated under operating leases for warehouse, office facilities and certain office and transportation equipment, which amounted to $564,382, $704,301 and $639,420 for the years ended December 31, 2006, 2005 and 2004 respectively.

At December 31, future minimum lease payments in the aggregate and for each of the five succeeding years are as follows:

2007                                 $   563,382
2008                                     523,722
2009                                     462,501
2010                                     375,160
2011                                     343,628
Thereafter                               184,631
                                     ------------
Total                                $ 2,453,024
                                     ============

                         GTJ CO., INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

19.    COMMITMENTS AND CONTINGENCIES: Continued

Environmental Matters:

     The Company's real property has had activity regarding removal and replacement of underground storage tanks. Upon removal of the old tanks, any soil found to be unacceptable was thermally treated off site to burn off contaminants. Fresh soil was brought in to replace earth which had been removed. There are still some levels of contamination at the sites, and groundwater monitoring programs have been put into place at certain locations. In July 2006 the Company entered into an informal agreement with the New\ York State Department of Environmental Conservation ("NYSDEC") whereby the Company has committed to a three-year remedial investigation and feasibility study (the "Study") for all site locations. In conjunction with this informal agreement, the Company retained the services of an environmental engineering firm to assess the cost of the study. The Company's engineering report has an estimated cost range in which the low-end of the range, of approximately $1.3 million (of which the Company portion is $462,000) was only for the Study. In addition, a high-end range estimate, of approximately $2.6 million (of which the Company portion was $938,000) was included which provided a "worst case" scenario whereby the Company would be required to perform full remediation on all site locations. While management believes that the amount of the Study and related remediation is likely to fall within the estimated cost range, no amount within that range can be determined to be the better estimate. Therefore, management believes that recognition of the low-range estimate is appropriate. While additional costs associated with environmental remediation and monitoring are probable, it is not possible at this time to reasonably estimate the amount of any future obligation until the Study has been completed. As of December 31, 2006, the Company has recorded a liability of $450,912 related to its portion of the Study as disclosed in the engineering report. Presently, the Company is not aware of any claims or remediation requirements from any local, state or federal government agencies. Each of the properties is in a commercial zone and is still used as transit depots including maintenance of vehicles.

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